                                POWER OF ATTORNEY
                                -----------------

      KNOW ALL MEN BY THESE PRESENTS: That the undersigned officer and/or director of FFD Financial Corporation (the "Company") hereby constitutes and appoints Trent B. Troyer, Robert R. Gerber or Sally K. O'Donnell as his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all Securities and Exchange Commission Forms 3, 4 and 5 with respect to the securities of the Company beneficially owned by the undersigned, any and all amendments thereto, and to file the same, and other documents relating thereto, with the Securities and Exchange Commission, and grants unto each of said attorneys-in-fact and substitute or substitutes full power and authority to do each and every act and thing requested and necessary to be done in and about the premises as fully to all intents and purposes as he/she might do in person, and hereby ratifies and confirms all things that each of said attorneys-in-fact and substitute or substitutes may lawfully do and seek to be done by virtue hereof.

      This Power of Attorney shall be valid until such time as it is revoked by the undersigned in writing.

      IN WITNESS WHEREOF, the undersigned has hereunto set his/her hand this 11th day of January, 2005.


                                       Signature:  /s/ Stephen Clinton
                                                   ----------------------------

                                       Print Name: Stephen Clinton
                                                   ----------------------------

                                       Capacity:   Director
                                                   ----------------------------